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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF THE COMPANY


HORIZON OFFSHORE CONTRACTORS, LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)

HORIZON GROUP L.D.C.
(CAYMAN EXEMPTED LIMITED DURATION COMPANY)

HORIZON VESSELS, INC.
(DELAWARE CORPORATION)

HORIZON OFFSHORE CONTRACTORS, INC.
(DELAWARE CORPORATION)

HORIZON SUBSEA SERVICES, INC.
(DELAWARE CORPORATION)

HORIZON OFFSHORE NIGERIA LTD.
(NIGERIAN CORPORATION)

HORIZON VESSELS INTERNATIONAL LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)

PT HORIZON OFFSHORE INDONESIA
(INDONESIAN LIMITED LIABILITY COMPANY)

TIBURON INGENIERIA Y CONSTRUCCION S. DE R.L. DE C.V.
(MEXICAN L.L.C.)

HORIZEN, L.L.C.
(DELAWARE L.L.C.)

HORIZON OFFSHORE INTERNATIONAL LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)

HORIZON MARINE CONSTRUCTION LTD.
(CAYMAN EXEMPTED LIMITED LIABILITY COMPANY)

AFFILIATED MARINE CONTRACTORS , INC.
(DELAWARE CORPORATION)

TEXAS OFFSHORE CONTRACTORS, INC.
(DELAWARE CORPORATION)

PROGRESSIVE PIPELINE CONTRACTORS, INC.
(DELAWARE CORPORATION)

HORIZON OFFSHORE PTE. LTD.
(SINGAPORE CORPORATION)

HORIZON OFFSHORE CONTRACTORS (MAURITIUS) LTD.
(MAURITIUS OFFSHORE COMPANY)

HORIZON MARINE CONTRUCTION (MAURITIUS) LTD.
(MAURITIUS OFFSHORE COMPANY)